UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2017

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement; Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
PVH Europe B.V. ("PVH Europe"), a subsidiary of PVH Corp. (the "Company"), entered into an Employment Agreement with Daniel Grieder, the Chief Executive Officer of Tommy Hilfiger Global and PVH Europe (the "Grieder Agreement") on March 31, 2017. Mr. Grieder was previously party to an employment agreement, dated as of April 22, 2004, between Tommy Hilfiger Europe B.V. and Mr. Grieder, as amended.
The following is a summary of the material terms and conditions of the Grieder Agreement.
The Grieder Agreement, which became effective as of March 20, 2017, provides that Mr. Grieder will serve as the Chief Executive Officer of Tommy Hilfiger Global and PVH Europe, or in such other position or positions as the Company's Chief Executive Officer or the Company's Board of Directors (the "Board") may designate.
Mr. Grieder's current base salary is 931,000 Swiss francs gross (approximately US$931,000 based on the closing exchange rate in New York on March 30, 2017) per annum and is subject to annual review and upward adjustment. Mr. Grieder is also eligible to participate in the Company's bonus and stock plans and other incentive compensation programs for similarly situated executives of the Company and PVH Europe.
Mr. Grieder is also eligible to participate in all employee benefit and insurance plans sponsored or maintained by the Company or PVH Europe for executives, subject to differences in the employee benefits and insurance plans provided to him and the Company's other executives in the United States by virtue of Mr. Grieder's residence and principal workplace being in Amsterdam, the Netherlands. In addition, Mr. Grieder is entitled to reimbursement of reasonable business expenses and expatriate benefits consisting of an annual housing allowance of up to 48,000 euros gross; reasonable fees relating to personal tax and accounting support, not to exceed 3,000 euros gross per annum; and reasonable costs related to travel between Mr. Grieder's home country and PVH Europe's offices in Amsterdam, the Netherlands, not to exceed 40,000 euros gross per year.
The Grieder Agreement also sets forth Mr. Grieder's rights to severance upon termination of employment and restrictive covenants in the Company's favor. Generally, Mr. Grieder is entitled to severance only if his employment is terminated without "cause" or if he terminates employment for "good reason." "Cause" is generally defined as an urgent cause within the meaning of Dutch law and, to the extent not covered thereby, (1) gross negligence or willful misconduct by Mr. Grieder in his performance of the material responsibilities of his office or position, which results in material economic harm to PVH Europe or its affiliates or in material reputational harm causing demonstrable injury to PVH Europe or its affiliates; (2) Mr. Grieder's willful and continued failure to perform substantially his duties with PVH Europe or any affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board or PVH Europe that specifically identifies the manner in which the Board or PVH Europe believes that Mr. Grieder has not substantially performed his duties, and Mr. Grieder has not cured such failure to the reasonable satisfaction of the Board or PVH Europe within 20 days following his receipt of such written demand; (3) Mr. Grieder's conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law or the equivalent under the law of any foreign jurisdiction (other than a traffic violation); (4) Mr. Grieder's having willfully divulged, furnished or made accessible confidential information (as defined in the Grieder Agreement); or (5) any act or failure to act by Mr. Grieder which, under the provisions of applicable law, disqualifies him from acting in any or all capacities in which he is then acting for PVH Europe. "Good reason" is generally defined as (i) the assignment to Mr. Grieder of any duties inconsistent in any material respect with Mr. Grieder's position, or any other action by PVH Europe that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action by PVH Europe that substantially diminishes (A) the aggregate value of Mr. Grieder's total compensation opportunity, or (B) the aggregate value of the employee benefits provided to him relative to all other similarly situated senior executives; or (iv) requiring that Mr. Grieder's services be rendered primarily at a location or locations more than 75 miles from the location of PVH Europe's principal office in Amsterdam.
Either party may terminate the Grieder Agreement, subject to a notice period of six months for Mr. Grieder and 12 months for PVH Europe in the event of a termination without cause by PVH Europe or for good reason by Mr. Grieder or a termination by voluntary resignation (without good reason) by Mr. Grieder. The Grieder Agreement automatically terminates upon the end of the month in which Mr. Grieder turns the statutory pension age under Dutch law.
If Mr. Grieder's employment is terminated without cause or for good reason, he is entitled to the greater of (x) base salary for 12 months and (y) the statutory severance amount provided for under Dutch law (the "Severance Amount"). The Severance Amount is payable in accordance with PVH Europe's payroll schedule in 12 substantially equal payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Grieder's termination of employment. The Severance Amount is payable only if Mr. Grieder's employment is terminated amicably through the execution and delivery by the parties of a settlement agreement acceptable under Dutch law. Mr. Grieder will receive the transition payment provided for under Dutch law if a settlement agreement is not entered into. In the event of a termination of employment without cause or for good reason, Mr. Grieder is also eligible to receive a pro rata payout of any bonus award granted with respect to the performance cycle during which notice of termination is given, based on the actual performance level achieved for the entire cycle against the performance measures established for Mr. Grieder's award. Any pro rata payout is payable at the same time that bonuses for the performance cycle are paid to similarly situated executives.
If Mr. Grieder voluntarily resigns without good reason, he is generally entitled to receive base salary for six  months after the conclusion of the notice period, paid in six substantially equal payments, in consideration of the covenant not to compete (described below).
The Grieder Agreement also provides that in the event of Mr. Grieder's disability, which under the Grieder Agreement means his disability for a 104-week period, Mr. Grieder is entitled to receive 70% of his base salary for the 104-week period, and PVH Europe would be entitled to terminate his employment if and when permitted by applicable law and PVH Europe's short-term and long-term disability policies then in effect.

The Grieder Agreement also includes certain restrictive covenants. The covenants include prohibitions during and following employment against Mr. Grieder's use of confidential information, soliciting Company employees for employment by himself or anyone else, interfering with the Company's business relationships, and, other than following a termination of employment without cause or for good reason, competing against the Company by accepting employment or being otherwise affiliated with a direct competitor of the Company's primary businesses or products as of the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: March 31, 2017